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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 29, 1998 relating to the financial statements of ILD Telecommunications, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from May 10, 1996 (Inception, as defined) to December 31, 1996, and for the nine months ended September 30, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP
Dallas, Texas
May 1, 1998